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                                                                    Exhibit 99.3


                                  AMENDMENT TO
                                RIGHTS AGREEMENT


                  Amendment to Rights Agreement dated February 16, 2000, between U.S. Home Corporation, a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent").

                                    RECITALS

                  A. The Company and the Rights Agent are parties to that certain Rights Agreement, dated as of November 7, 1996, as amended (the "Rights Agreement"). Unless the context otherwise requires, capitalized terms used but not defined herein shall have the meanings set forth in the Rights Agreement.

                  B. Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the terms hereof.

                  C. All acts necessary to make this Amendment a valid and binding agreement according to its terms have been done and performed; and

                  D. The execution and delivery of this Agreement by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties, intending to be legally bound, hereby agree as follows:

                  1. Section 1.1 is hereby amended and restated in its entirety to read as follows:

                  "1.1 'Acquiring Person' shall mean any (i) Person (other than an Institutional Stockholder) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of the Company's Common Stock then outstanding or was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of 15% or more of the Company's then outstanding Common Stock, or (ii) Institutional Stockholder who or which, together with all Affiliates and Associates of such Institutional Stockholder, shall be the Beneficial Owner of 20% or more of the shares of the Company's Common Stock then outstanding or was such a Beneficial Owner at any time after the date hereof, whether or not such
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                           Institutional Stockholder continues to be the
                           Beneficial Owner of 20% or more of the Company's then outstanding Common Stock, but shall not include (a) the Company, (b) any Subsidiary of the Company, (c) any employee benefit plan of the Company or of any Subsidiary of the Company, (d) any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan or (e) Lennar Corporation, a Delaware corporation, or any wholly-owned subsidiary thereof (collectively, "Lennar") from and after the Effective Time (as defined in the Agreement and Plan of Merger, dated as of February 16, 2000, among Lennar, a wholly-owned subsidiary thereof and the Company (the "Merger Agreement")) and prior to the Effective Time so long as the Merger Agreement shall not have been terminated in accordance with its terms; provided, that "Acquiring Person" shall not include any Person who becomes an Acquiring Person solely as a result of a reduction in the number of shares of the Company's Common Stock outstanding due to the repurchase of shares of Common Stock by the Company, unless and until such Person or an Affiliate or Associate thereof shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock of the Company. Notwithstanding the foregoing, if the Board of Directors determines in good faith that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the foregoing provisions of this Section 1.1, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of the Company's Common Stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to this
                           Section 1.1, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement."

                  2. Except as expressly amended hereby, the Rights Agreement remains in full force and effect in accordance with its terms.

                  3. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

                  4. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.


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                  5. Except as expressly set forth herein, this Amendment shall not by implication or otherwise, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

                  IN WITNESS WHEREOF, the parties have caused this Amendment to Rights Agreement to be duly executed as of the day and year first above written.

                                    U.S. HOME CORPORATION



                                    By:  /s/ ROBERT J. STRUDLER
                                         ---------------------------------------
                                         Name:  Robert J. Strudler
                                         Title: Chairman and Co-Chief Executive
                                                  Officer


                                    FIRST CHICAGO TRUST COMPANY OF NEW YORK



                                    By:  /s/ GERARD O'LEARY
                                         ---------------------------------------
                                          Name:  Gerard O'Leary
                                          Title: Vice President



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